UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2010

Clear-Lite Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

102 NE 2nd Street, PMB 400
Boca Raton, FL 33432-3908
(Address of principal executive offices, including zip code)

(561) 544-6966
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2010 (the “Effective Date”), Clear-Lite Holdings, Inc., a Nevada corporation (the “Company”), entered into a convertible promissory note of up to $650,000 with one accredited investor (the “Investor”) (the “Initial Note”).  This is the first of a series of convertible notes between the Company and the investor which may occur over the next several years which, if fully funded, could provide the Company with funding aggregating up to $4,150,000, in the form of seven (7) $500,000 convertible promissory notes.  However, there are no assurances that any further funding transactions will occur, or if further transactions do occur, the number of potential transactions which may occur is uncertain and dependent on numerous factors including, without limitation, the Company’s progress in developing its current business plan, its financial condition and resources, strength and volatility of stock prices for the Company’s common stock and other factors over which the Company has no control.

Pursuant to the terms of the Initial Note, the Investor is entitled to have such shares underlying the note registered in a registration statement, to be filed with the U.S. Securities & Exchange Commission (the “SEC”) within thirty (30) days of the Effective Date (the “Registration Statement”).  It is anticipated that the Company will receive (i) $115,000 within five (5) business days of the Effective Date; (ii) $50,000 within five (5) business days of filing the Registration Statement; (iii) $50,000 within five (5) business days of the earlier of (a) filing of the first amended Registration Statement or (b) the SEC declaring the Registration Statement effective; (iv) $150,000 within ten (10) business days of notice of the Registration Statement being declared effective by the SEC; (v) $150,000 within thirty (30) business days of notice of the Registration Statement being declared effective by the SEC; and (vi) $135,000 within sixty (60) business days of notice of the Registration Statement being declared effective by the SEC.

The Initial Note bears interest at a rate of 10% and has a maturity date of July 19, 2013.  Prepayment under the Initial Note is not permitted, unless approved by the Investor.  Under the terms of the Initial Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a conversion price equal to the lesser of (i) $0.10 or (ii) 65% of the average of the two lowest closing prices of the Common Stock in the twenty two (22) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.

The Initial Note is subject to various default provisions (an “Event of Default”), and the occurrence of such an Event of Default will cause the outstanding principal amount under the Initial Note, together with accrued and unpaid interest and all other amounts payable under the Initial Note, to become immediately due and payable to the Investor.

The Initial Note contains a standard “blocker” provision so that the Investor shall not have the right to convert any portion of the Initial Note to the extent that, after giving effect to such conversion, the Investor and its affiliates would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As more fully described in Item 1.01, on the Effective Date, the Company entered into the Initial Note with the Investor.  The Initial Note is a debt obligation arising other than in the ordinary course of business which constitutes a direct financial obligation on the Company.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the description set forth under Item 1.01 above with respect to the Initial Note, which is incorporated into this Item 3.02 by reference.

The Initial Note was offered and sold to the Investor in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.         Description

10.1                      $650,000 Convertible Promissory Note, dated July 19, 2010

10.2                      Form of $500,000 Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear-Lite Holdings, Inc.

Date: July 23, 2010	By:	/s/ Thomas Irvine
	Name:	Thomas Irvine
	Title:	Chief Executive Officer and President